SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2003

AirNet Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28217	59-3218138
(Commission File Number)	(IRS Employer Identification No.)

3950 Dow Road, Melbourne, Florida 32934

(Address of Principal Executive Offices) (Zip Code)

(321) 953-6600

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On August 13, 2003, AirNet Communications Corporation, a Delaware corporation (“the Company”), TECORE, Inc., a Texas corporation (“TECORE”), and SCP Private Equity Partners II, LP, a Delaware limited partnership (“SCP”), announced the closing of the transactions contemplated under the Securities Purchase Agreement (“Purchase Agreement”) dated June 5, 2003, for the issuance and sale to SCP and TECORE of senior secured convertible notes (the “Notes”) in the principal amount of $16,000,000. This closing followed shareholder approval of the transaction at AirNet’s annual meeting of shareholders held on August 8, 2003. The purchase price of the Notes was paid $4 million by SCP at closing and $4 million by TECORE at closing, with credit for payment of the principal outstanding under their respective $3 million Bridge Loan Promissory Notes dated January 24, 2003, and with the balance paid, less expenses, in cash. In addition, TECORE paid $1 million representing its first installment payment that would have been payable on June 30, 2003 if the transaction had closed before that date. Taking such credits, deductions for expenses, and the additional payment into account, SCP paid $900,000 in cash and TECORE paid $1,900,000 in cash to the Company at closing. Additional installments are payable by TECORE in $1 million increments each calendar quarter for seven quarters commencing September 30, 2003.

In connection with the sale of the Notes, the holders of the Company’s Series B Preferred Stock, $.01 par value, agreed to convert all of their 955,414 shares of the Series B Preferred Stock into an aggregate of 19,108,281 shares of the Company’s common stock at an effective conversion price of $1.57 per common share. Such holders also agreed (i) to return their warrants to purchase a total of 2,866,242 shares of common stock for cancellation and (ii) to waive their right to receive all accrued but unpaid dividends on the Series B Preferred Stock on conversion. In consideration of their election to convert the preferred stock, their cancellation of the warrants, and their waiver of the right to receive dividends, the Company (i) paid $500,000 to each of the two holders of the Series B Preferred Stock (other than SCP), and (ii) issued 4,625,347 shares of common stock to SCP in lieu of a $500,000 cash payment.

In connection with the transaction, and following the approval of its stockholders, AirNet filed its Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 11, 2003. The effects of this amended and restated certificate of incorporation were primarily to (i) increase the authorized number of shares of the Company’s common stock from 50 million to 400 million shares; (ii) eliminate AirNet’s “blank check” preferred stock provisions (which permitted the Board of Directors to designate the rights, privileges and preferences of a new series of preferred stock without the approval of shareholders); (iii) provide for the voting by the Notes on an as-converted basis at an assumed conversion price of $0.57, which was the average closing bid price of the common stock reported on Nasdaq on June 5, 2003 and the four previous trading days; (iv) declassify the Board of Directors so that each director will stand for re-election on an annual basis; (v) increase the size of the Board of Directors; (vi) eliminate the authorization of the Series A Preferred Stock (none of which had been issued). The Board of Directors also approved amended and restated By-Laws with conforming changes. Following the closing, AirNet anticipates filing a further amendment to the certificate of incorporation in order to eliminate the authorization of the Series B Preferred Stock (all of which have been converted in to common shares upon the sale of the Notes).

In connection with the sale of the Notes, the Company and each of TECORE and SCP executed credit memoranda and allonges under which (i) the $3 million principal amount outstanding under each of their Bridge Loan Promissory Notes dated January 24, 2003 was applied toward payment of the purchase price for the Notes and (ii) the accrued and unpaid interest under the bridge loan notes remains outstanding, compounding at a rate of 12% per year, with payment deferred until August 2007.

Also in connection with the sale of the Notes, SCP and TECORE were added as parties to the Company’s existing Registration Rights Agreement, originally dated September 7, 1999, with respect to the shares of common stock issued to SCP and the shares of common stock issuable to SCP and TECORE upon any conversion of the principal or accrued interest under the Notes. These securities will be treated as registrable securities under that Registration Rights Agreement.

At the Annual Meeting of Stockholders held on August 8, 2003, the stockholders of AirNet approved the transactions described above. The stockholders also approved an Amended and Restated 1999 Equity Incentive Plan, increasing the number of shares reserved for issuance under the plan and making certain other revisions. In addition, the stockholders re-elected Darrell Lance Maynard and Gerald Y. Hattori to the Board of Directors, and elected five new directors to the Board of Directors as representatives of the investors – Jay J. Salkini, Shiblie O. Shiblie, Hans F. Morris, Christopher J. Doherty and Munzer Kayyem. Mr. Kayyem will take his seat only after additional installment payments are made by TECORE for the purchase of its Note in amounts sufficient to satisfy Nasdaq requirements in connection with board representation. The other four new directors took their seats effective as of the closing of the purchase of the Notes on August 13, 2003.

AirNet also announced the termination of its rights plan under the Rights Agreement dated as of January 9, 2001, following approval of its Board of Directors. The termination was effected by accelerating the expiration date of the plan to the closing date of the transaction described above. The Board retains the right to adopt a new plan at a future date, in light of circumstances at that time.

The Company is filing as exhibits to this Form 8-K copies of each of the documents described above, as well as the final executed Notes and other agreements entered into in connection with the transaction. A press release dated August 13, 2003 announcing this transaction is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

Exhibit Number	Exhibit Title
3.1	Eighth Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
3.3	Amendment No. 1 to Rights Agreement
4.1	Senior Secured Convertible Note dated August 13, 2003 in the principal amount of $12 million, issued to TECORE
4.2	Senior Secured Convertible Note dated August 13, 2003 in the principal amount of $4 million, issued to SCP
4.3	Allonge dated August 13, 2003 between the Company and TECORE
4.4	Allonge dated August 13, 2003 between the Company and SCP
10.1	First Amendment to Security Agreement dated August 13, 2003 among the Company, TECORE and SCP, amending the Security Agreement dated January 24, 2003
10.2	Amended and Restated Employment Agreement, Severance and Bonus Agreement, dated August 13, 2003, between the Company and Glenn A. Ehley
10.3	Non-Qualified Stock Option Agreement dated August 13, 2003 between the Company and Glenn Ehley
10.4	Amended and Restated 1999 Equity Incentive Plan effective August 13, 2003
10.5	Intercreditor and Subordination Agreement dated August 13, 2003 among the Company, Force Computers, Inc. Sanmina Corporation and Brooktrout, Inc.
10.6	Amended and Restated AirNet Bonus Program dated and effective August 13, 2003
10.7	Tag-Along Allocation Agreement dated August 13, 2003
99.1	Press Release dated August 13, 2003

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirNet Communications Corporation

By:	/s/ Glenn Ehley
Glenn Ehley President & Chief Executive Officer

Date: August 14, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Eighth Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
3.3	Amendment No. 1 to Rights Agreement
4.1	Senior Secured Convertible Note dated August 13, 2003 in the principal amount of $12 million, issued to TECORE
4.2	Senior Secured Convertible Note dated August 13, 2003 in the principal amount of $4 million, issued to SCP
4.3	Allonge dated August 13, 2003 between the Company and TECORE
4.4	Allonge dated August 13, 2003 between the Company and SCP
10.1	First Amendment to Security Agreement dated August 13, 2003 among the Company, TECORE and SCP, amending the Security Agreement dated January 24, 2003
10.2	Amended and Restated Employment Agreement, Severance and Bonus Agreement, dated August 13, 2003, between the Company and Glenn A. Ehley
10.3	Non-Qualified Stock Option Agreement dated August 13, 2003 between the Company and Glenn Ehley
10.4	Amended and Restated 1999 Equity Incentive Plan effective August 13, 2003
10.5	Intercreditor and Subordination Agreement dated August 13, 2003 among the Company, Force Computers, Inc. Sanmina Corporation and Brooktrout, Inc.
10.6	Amended and Restated AirNet Bonus Program dated and effective August 13, 2003
10.7	Tag-Along Allocation Agreement dated August 13, 2003
99.1	Press Release dated August 13, 2003